ALUNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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ALTERYX, INC.

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AYX Transaction All-Employee Letter from Mark

Subject: An Exciting New Chapter for Alteryx

Team,

I am pleased to share exciting news about the future of Alteryx. Today, we are announcing that Alteryx has entered into a definitive agreement to be acquired by Clearlake Capital and Insight Partners for $4.4 billion. Upon completion of this transaction, Alteryx will become a privately held company. Clearlake and Insight are two of the most well-respected investment firms in technology and software. Insight, in particular, has been an investor in Alteryx over the past decade. Their enthusiasm about Alteryx and this agreement underscores the strength of our business, our technology and the talent and hard work of our entire team.

Over the past several years, we’ve successfully executed a comprehensive transformation strategy to enhance our go-to-market capabilities and establish a strong cloud and AI innovation roadmap. Today we take the next step in our journey. Through this transaction, we will gain access to increased working capital, industry expertise, and flexibility as a private company. Together, we will build on our achievements and accelerate our mission of harnessing the power of analytics to enable customers all over the world to transform data into a breakthrough.

Clearlake and Insight are excellent partners with outstanding records of helping companies grow and thrive. In addition to supporting Alteryx as a current investor, Insight has invested in and helped scale more than 800 companies worldwide. Clearlake’s breadth and accomplishments are also impressive. Clearlake has over $70 billion of assets under management, and its principals have led or co-led over 400 investments, many in the firm’s core software and technology sector. Both Clearlake and Insight have great respect for our mission, people and technology, and they look forward to helping our company – and in turn our customers and partners – be even more successful.

In terms of next steps, the transaction is expected to close in the first half of 2024, subject to customary closing conditions and approvals, including approval by Alteryx stockholders. Until then, we remain a publicly traded company, and our business objectives, roles and responsibilities continue as usual. As you know, we are just a couple weeks out from the close of Q4 and fiscal 2023. Even with this news, I am counting on each of you to stay focused on doing what we do best: delivering for our customers and winning in the marketplace. Please reinforce with customers that it is business as usual at Alteryx and they remain our priority.

Attached is an FAQ to address questions that you may have. We will also be hosting a virtual all-hands meeting today at 9:30 am PT to discuss this announcement. I encourage you all to join to the extent you can. Details for attending the meeting will be distributed shortly.

On a personal note, I want to thank each of you for your contributions and dedication to Alteryx. This transaction is a remarkable milestone for our company, one in which you have all played an important role. I hope you share my excitement about the opportunities ahead and that you’ll join me in celebrating this momentous day.

Mark

As a reminder, consistent with corporate policy, please do not respond, and forward any media inquiries to PR@alteryx.com. Inquiries from investors or financial analysts should be sent to ir@alteryx.com.

Additional Information and Where to Find It

Alteryx, Inc. (“Alteryx”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the pending acquisition of Alteryx (the “Transaction”). Alteryx plans to file a proxy statement (the “Transaction Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies to approve the Transaction.

Mark Anderson, Charles R. Cory, Jeffrey L. Horing, Anjali Joshi, Timothy I. Maudlin, CeCe Morken, Eileen M. Schloss, Dean A. Stoecker and Dan Warmenhoven, all of whom are members of Alteryx’s Board of Directors, and Kevin Rubin, Alteryx’s chief financial officer, are participants in Alteryx’s solicitation. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. The beneficial ownership of each such person, as of the date specified, appears in the table below. Please see the section captioned “Executive Compensation—Employment Agreements and Severance and Change in Control Benefits” in Alteryx’s definitive proxy statement for its 2023 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2023, and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1689923/000114036123016229/ny20006541x2_def14a.htm, for certain illustrative information on the payments that may be owed to Alteryx’s named executive officers in a change of control of Alteryx.

Promptly after filing the definitive Transaction Proxy Statement with the SEC, Alteryx will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ALTERYX WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Alteryx with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Alteryx’s definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Alteryx with the SEC in connection with the Transaction will also be available, free of charge, at Alteryx’s investor relations website (https://investor.alteryx.com), or by emailing Alteryx’s investor relations department (ir@alteryx.com).

Individual	Beneficial Ownership as of December 15, 2023
	Class A Common Stock	Class B Stock
Mark Anderson	146,209	—
Charles R. Cory	9,390	105,156
Jeffrey L. Horing	1,003,543	—
Anjali Joshi	7,806	—
Timothy I. Maudlin	41,171	36,451
CeCe Morken	7,334	—
Eileen M. Schloss	6,715	—
Dean A. Stoecker	424,205	7,296,804
Dan Warmenhoven	7,334	—
Kevin Rubin	79,703	4,863

The amounts specified above are determined in accordance with the rules of the SEC and include securities that will vest within 60 days of December 15, 2023. With respect to Mr. Horing, such beneficial ownership includes 911,829 shares of Class A Common Stock owned by investment funds affiliated with Insight Holdings Group, LLC, which entity is affiliated with one of the acquirers in the Transaction.

Forward-Looking Statements

This communication may contain forward-looking statements that involve risks and uncertainties, including statements regarding: the Transaction, including: (i) the expected timing of the closing of the Transaction; (ii) considerations taken into account by Alteryx’s Board of Directors in approving the Transaction; and (iii) expectations for Alteryx following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, in addition to those identified above, include: (i) the possibility that the conditions to the closing of the Transaction are not satisfied, including the risk that required approvals from Alteryx’s stockholders for the Transaction or required regulatory approvals to consummate the Transaction are not obtained, on a timely basis or at all; (ii) the occurrence of any event, change or other circumstance that could give rise to the right to terminate the Transaction, including in circumstances requiring Alteryx to pay a termination fee; (iii) possible disruption related to the Transaction to Alteryx’s current plans and operations, including through the loss of customers and employees; (iv) the amount of the costs, fees, expenses and charges related to the Transaction; (v) the risk that Alteryx’s stock price may fluctuate during the pendency of the Transaction and may decline if the Transaction is not completed; (vi) the diversion of Alteryx management time and attention from ongoing business operations and opportunities; (vii) the response of competitors to the Transaction; and (viii) other risks and uncertainties detailed in the periodic reports that Alteryx files with the SEC, including Alteryx’s Annual Report on Form 10-K and Alteryx’s quarterly report on Form 10-Q. All forward-looking statements in this communication are based on information available to Alteryx as of the date of this communication, and Alteryx does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.